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                                FOLEY & LARDNER
                              POST OFFICE BOX 240
                        JACKSONVILLE, FLORIDA 32201-0240
                             THE GREENLEAF BUILDING
                          200 LAURA STREET 32202-3527
                            TELEPHONE (904) 359-2000
                            FACSIMILE (904) 359-8700
                                                                       EXHIBIT 5

                                 July 10, 1997



Regency Realty Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida  32202

     Re:  Registration Statement on Form S-3 Pursuant to Rule 462(b)

Ladies and Gentlemen:

     This opinion is being furnished in connection with the Registration Statement on Form S-3 (the "462(b) Registration Statement") of Regency Realty Corporation (the "Company") being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the registration of $13,794,425 of Common Stock, par value $0.01 (the "462(b) Shares") and Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-2546) being amended thereby (the "Original Registration Statement") under which there remains unsold $117,823,075 of Common Stock (the "Original Shares"). The Original Registration Statement and the 462(b) Registration Statement, as amended or supplemented, are referred to hereinafter as the "Registration Statement," and the Original Shares and 462(b) Shares are referred to hereinafter as the "Shares." All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     We have examined and are familiar with the following:

     A. Amended and Restated Articles of Incorporation of the Company, as filed in the Office of the Secretary of State of the State of Florida;

     B.   Bylaws of the Company;

     C. The proceedings of the Board of Directors in connection with the issuance of the Shares;

     D. Such other documents, Company records and matters of law as we have deemed to be pertinent.

     Based on the foregoing, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

     2. The Shares have been duly authorized and (i) when the price therefor is approved by the Board of Directors of the Company or the committee to which it has delegated pricing authority, and (ii) when issued and delivered to (a) the Underwriters pursuant to the terms of the underwriting agreement between the Company and the Underwriters or (b) to SC-USREALTY pursuant to the terms of the subscription agreement between the Company and SC-USREALTY, in either case against payment of the
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Regency Realty Corporation
July 10, 1997
Page 8

consideration for the Shares specified therein, the Shares will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                    FOLEY & LARDNER


                                    By: /s/Linda Y. Kelso
                                       --------------------------------
                                           Linda Y. Kelso